                                                    This filing is made pursuant
                                                         to rule 424(b)(3) under
                                                           the Securities Act of
                                                         1933 in connection with
                                                      Registration No. 333-52484


                       SUPPLEMENT DATED MARCH 11, 2003 TO
               POST-EFFECTIVE AMENDMENT NO. 2 DATED JULY 16, 2002

Date of Release                        11/8/2002        12/5/2002         1/7/2003         2/6/2003         3/6/2003
Month Addressed                       Oct -- 2002      Nov -- 2002       Dec -- 2002      Jan -- 2003      Feb -- 2003
Raised during month                   $13,250,000       $9,460,000       $9,900,000       $12,600,000      $12,800,000
Total raised in Vestin Fund II       $293,291,000      $302,750,000     $312,000,000     $325,500,000     $338,400,000
Number of mortgage loans                  73                68               74               73               78
Total amount of loans                $277,800,000      $280,000,000     $296,000,000     $296,000,000     $306,000,000
Average maturity                       12 Months        12 Months         12 Months        12 Months        12 Months
Number of unit holders                   4,075            4,210             4,350            4,555            4,747
Monthly distribution rate*              11.76%            11.77%           11.77%           11.71%          11.15%

* weighted average annual rate